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                                                                    EXHIBIT 3.26

                               OPERATING AGREEMENT
                                       OF
                              INERTIA DYNAMICS, LLC

                                   ----------

      This Operating Agreement (this "Agreement") of Inertia Dynamics, LLC is entered into by The Hay Hall Group Limited, a company incorporated under the laws of England and Wales, as the sole member (the "Member").

      The Member hereby forms a limited liability company pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "Act"), and hereby agrees as follows:

      1. Name. The name of the limited liability company formed hereby is Inertia Dynamics, LLC (the "Company").

      2. Purpose. The Company is formed for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

      3. Registered Office and Agent. The name and address of the registered office and agent of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808.

      4. Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall be December 31.

      5. Member. The name and the mailing address of the Member are as follows:

Name                                Address
----                                -------
The Hay Hall Group Limited          Hay Hall Works
                                    134 Redfern Road
                                    Tyseley
                                    West Midlands B11 2BE
                                    England

      6. Qualification in Other Jurisdictions. The Member shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification or registration is required by law or deemed advisable by the Company. The Member, as an authorized person within the meaning of the Act and any person designated pursuant to Section 7(d) hereof, may execute, deliver and file any certificates or other documents (and any amendments and/or restatements thereof) necessary for the Company to do business in

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a jurisdiction in which the Company may wish to conduct business and to establish any branch of the Company.

      7. Powers.

            (a) In accordance with Section 18-402 of the Act, the management of the Company shall be vested in Philip Baldrey and Roger Burdett, both natural persons, as the managers (the "Managers").

            (b) The Managers shall have full, exclusive and complete discretion to manage the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take such actions as the Managers deems necessary or appropriate to accomplish the purpose of the Company as set forth herein.

            (c) With respect to third parties, the Managers are agents of the Company's business and may bind the Company.

            (d) The Managers may (i) authorize by written action any person to enter into and perform any agreement on behalf of the Company, and (ii) appoint individuals, with such titles as the Managers may select, to act on behalf of the Company, with such power and authority as the Managers may delegate from time to time to any such individuals. The Managers shall promptly notify the Member in writing of any such authorization or appointment.

            (e) Any person or entity dealing with the Company or the Managers may rely upon a certificate signed by the Managers as to the identity of the Managers and as to the Managers' authorization or the authorization of any person appointed pursuant to Section 7(d) to execute and deliver any instrument or document on behalf of the Company.

      8. Removal of Manager. A Manager may be removed at any time by the Member, for any reason or no reason, and be replaced by a successor manager to be chosen by the Member in its sole discretion. For any period of time in which there shall be no manager of the Company, the Member shall possess all of the powers set forth in Section 7 hereof.

      9. Term. The Company shall continue until dissolved in accordance with and upon the occurrence of any of the following events:

            (a) Distribution of all of the assets of the Company to the Member;

            (b) The consent of the Member; or

            (c) Entry of a decree of judicial dissolution under Section 18-802 of the Act.

      10. Winding Up, Liquidation and Distribution of Assets.

            (a) If the Company is dissolved and its affairs are to be wound up, the Managers (or their representatives) are directed to:


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                  (i)   Sell or otherwise liquidate such of the Company's assets
                        as may be required to discharge all liabilities of the Company, including any liabilities to the Member, and establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company;
                        and

                  (ii) distribute the remaining assets to the Member, such distribution to be made either in cash or in kind, as determined by the Managers (or their representatives).

            (b) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

      11. Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution, as required by the Act, shall be executed and filed with the Secretary of State of the State of Delaware.

      12. Capital Contributions. The Member may from time to time make capital contributions to the Company as shall be determined by the Member.

      13. Distributions. The Company shall make distributions, from time to time, as determined by the Managers; provided, however, that no distribution shall be made in violation of Section 18-607(a) of the Act.

      14. Allocation of Profits and Losses. All of the net profits and net losses of the Company for each Fiscal Year shall be allocated to the Member.

      15. Admission of Additional Members. One or more additional members may be admitted to the Company with the consent of the Member and without the consent of any other person or entity.

      16. Liability of Members and Managers. Neither the Member nor the Managers shall have any liability for the debts, obligations or liabilities of the Company.

      17. Exculpation.

            (a) Neither the Member nor the Managers, or any director, officer or partner of either of them (each, a "Covered Person"), shall be liable to the Company or the Member for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to


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the Company by any person or entity as to matters the Covered Person reasonably believes are within such person's or entity's professional or expert competence.

      18. Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

      19. Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, liability, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company; provided, that any indemnity under this Section 19 shall be provided out of and to the extent of the Company's assets only, and no Covered Person shall have any personal liability on account thereof.

      20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Member and the Company and inure to the benefit of the Covered Persons and, in each case, their respective successors and permitted assigns.

      21. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

      22. Integration. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

      23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

      24. Amendments. This Agreement may not be amended except in writing signed by the Member.


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      IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 17th day of October, 2005.

                                       As the Member of the Company

                                       By:    /s/ Philip Baldrey
                                           -------------------------------------
                                           Name:  Philip Baldrey
                                           Title: Group Finance Director


Agreed and Accepted:


/s/ Philip Baldrey
-----------------------
Philip Baldrey, Manager


/s/ Roger Burdett
-----------------------
Roger Burdett, Manager


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